Deutsche Floorplan Receivables, L.P.
Distribution Financial Services Floorplan Master Trust
Compliance/Statistical Reporting
For the Period Ending 06/30/2000
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
Calculation Of Pool Balance
 1  Total "Office" Receivables                                            4,308,724,263.70
 2  Less Ineligible Receivables:
 3  SAU/NSF 0-30 in excess of
    .75% of Trust Receivables                                                         0.00
 4  NSF 30+                                                                    (248,468.94)
 5  SAU 30+                                                                  (7,329,056.39)
 6  Total Pool Receivables                                                4,301,146,738.37
 7  Discount Factor                                                                   0.50%
 8  End of month Pool Balance                                             4,279,641,004.68

Total Trust Receivables-Delinquency
 9  NSF 0-30                                                                    190,991.93
 10 SAU 0-30                                                                 29,981,716.54
 11 Total                                                                    30,172,708.47
 12 Trust Receivables                                                     4,308,724,263.70
 13 .75 % of Trust Receivables                                                        0.75%
 14 Total                                                                    32,315,431.98
 15 Amount in Excess                                                                  0.00

 16 NSF 30+                                                                     248,468.94
 17 SAU 30+                                                                   7,329,056.39

Overconcentrations
 18 End of month Pool Balance                                             4,279,641,004.68

                                                                              Limits              Actual              Excess
 19 A/R Receivables                                                 20%     855,928,200.94       65,134,627.78                0.00
 20 Asset Based Receivables                                         20%     855,928,200.94      475,305,186.62                0.00
 21 Dealer concentration 1999-1 top 15                               3%     128,389,230.14       84,114,344.26                0.00
 22 Dealer concentration 1999-1 Other                                2%      85,592,820.09       21,154,944.05                0.00
 23 Manufacturer Concentration                                      15%     641,946,150.70      181,574,973.56                0.00
 24 Product Line Concentration:
 25 CE & Appl                                                       25%   1,069,910,251.17       27,182,015.89                0.00
 26 MIS                                                             40%   1,711,856,401.87      567,559,405.37                0.00
 27 Motorcycle                                                      25%   1,069,910,251.17      279,558,990.08                0.00
 28 Marine                                                          25%   1,069,910,251.17      678,005,822.80                0.00
 29 Manufacturered Home                                             25%   1,069,910,251.17      850,762,667.93                0.00
 30 RV                                                              25%   1,069,910,251.17      333,039,296.46                0.00
 31 Music                                                           25%   1,069,910,251.17      143,779,231.07                0.00
 32 Industrial Equipment                                            25%   1,069,910,251.17      579,064,520.14                0.00
 33 A/R                                                             25%   1,069,910,251.17      540,439,814.40                0.00
 34 Snowmobiles                                                     25%   1,069,910,251.17      135,850,176.96                0.00
 35 Other                                                           25%   1,069,910,251.17      173,482,322.61                0.00

 36 Delayed Funding Receivables                                                                 328,746,733.18
                                                          04/30/2000        05/31/2000          06/30/2000           Average
 37 Charge Offs to Receivables
    (Annualized)                                             0.68%            0.28%               0.83%                       0.59%
 38 Payment Rate                                            32.85%            37.07%              35.85%                     35.26%

Net Receivable Rate - Current Month
 39 Interest                                                      8.78%
 40 Discount                                                      2.15%
 41 Total                                                        10.93%
 42 Less Servicing                                               -2.00%
 43 Remaining                                                     8.93%
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